UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 11, 2010

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2010, Sonus Networks, Inc. (the “Company” or the “Registrant”) entered into a lease agreement (the “Lease”) with Michelson Farm-Westford Technology Park IV Limited Partnership (the “Building 4 Landlord”) for office space located at 4 Technology Park Drive in Westford, Massachusetts (“Building 4”).  The Company intends to relocate its corporate headquarters from its present location at 7 Technology Park Drive in Westford, Massachusetts to Building 4.  Under the terms of the Lease, the Company will lease approximately 80,000 square feet of general office and laboratory space.

The estimated lease commencement date is December 15, 2010 and the lease term will continue for seven years and eight months following the lease commencement date.  The average annual base rent for the initial term is approximately $939,000, or $78,000 per month.  In addition to base rent, the Company is obligated to pay monthly its proportionate share of estimated real estate taxes, operating costs, insurance and utilities.

As a result of the terms of the Lease, the Company expects to reduce its cash expenditures for rent by approximately $0.8 million in fiscal 2011.

Item 1.02 Termination of a Material Definitive Agreement.

On August 11, 2010, the Company, as a subtenant, entered into a Lease and Sublease Termination Agreement (the “Agreement”) with Michelson Farm-Westford Technology Park V and VIII Limited Partnership, as landlord (the “Building 7 Landlord”), and Teradyne, Inc., as tenant, relating to the Company’s current corporate headquarters at 7 Technology Park Drive in Westford, Massachusetts.  The Company is leasing 130,000 square feet of general office and laboratory space at its current headquarters at the average annual base rent of approximately $1,165,000, or $97,000 per month.  The Company is terminating the sublease, dated as of February 22, 2006, as amended (the “Sublease”), relating to its current corporate headquarters in order to enter into the Lease as described above.

The Company expects to recognize incremental costs in the second half of fiscal 2010 ranging between $0.9 million and $1.2 million related to the termination of the Agreement and relocation to Building 4.  This amount includes approximately $0.8 million of non-cash charges related to certain long-lived assets used in Building 7 that will not be used in Building 4.

The estimated termination date of the Agreement is December 14, 2010.  The Company is not under any obligation to pay a termination fee in connection with the Agreement.

The Registrant expects to file the Lease and the Agreement as exhibits to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010.  The foregoing description is qualified in its entirety by reference to the complete text of the Lease and the Agreement when filed.

Forward-Looking Statements

Statements in this Current Report on Form 8-K that use the words “will,” “estimates,” “expects,” or similar words that describe the Company’s or its management’s future expectations, plans, objectives or goals are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and assumptions.  These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in this Current Report on Form 8-K and in the Company’s other documents filed with the U.S. Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2010	SONUS NETWORKS, INC.

By:
/s/ Wayne Pastore
Wayne Pastore
Senior Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)